News
For Immediate Release


El Paso Natural Gas Company Announces Purchase of Copper Eagle LLC


HOUSTON, TEXAS, AUGUST 26, 2003-El Paso Natural Gas Company, a subsidiary of El Paso Corporation (NYSE:EP), today announced the purchase of Copper Eagle Gas Storage, LLC, which is developing a natural gas storage project located outside of Phoenix, Arizona.

The development of the storage project will include the creation of three storage caverns out of an existing sub-surface salt formation thousands of feet beneath the earth's surface. Each cavern will have a withdrawal capacity of 320,000 thousand cubic feet per day (Mcf/d), injection capacity of 160,000 Mcf/d, and a working gas storage capacity of 3.2 billion cubic feet. Each cavern could supply the natural gas required to fuel 2,000 megawatts of electric power generation for 10 days. The number of caverns that are developed and the timing of the development will be matched with customer needs. The storage facility will be connected to the El Paso Natural Gas pipeline system, which delivers natural gas supplies to the southwest, including the Phoenix area.

"Copper Eagle Gas Storage could be the first natural gas storage project developed in the Phoenix area," said Patricia A. Shelton, president of the Western Pipeline Group for El Paso Corporation. "We are excited to offer an important new source of natural gas storage and related services to the markets in and around this area through the development of this project. Copper Eagle can benefit our customers by providing a more secure and flexible gas supply for the region's local distribution companies and electric generators on a year-round basis. We are eager to move forward with this project as soon as we receive long-term commitments from our customers."

El Paso Natural Gas plans to hold a non-binding open season in the near future to gauge customers' specific needs from the project in order to assist in determining the sizing of the facilities and the types of services that will be offered. If sufficient commitment exists, the company's goal is to file for authorization to construct and operate the facility with the Federal Regulatory Energy Commission by April of 2004, with a projected first cavern in-service date for the project in early 2007.

El Paso Natural Gas purchased the project from Arizona Gas Storage L.L.C. and APACS Holdings L.L.C. Arizona Gas Storage is owned by GulfTerra Arizona Gas L.L.C., a subsidiary of GulfTerra Energy Partners, L.P. (NYSE:GTM); and IntraGas US, a Gaz de France North American subsidiary. APACS Holdings L.L.C. is a wholly owned subsidiary of Pinnacle West Energy, a subsidiary of Pinnacle West Capital Corp. (NYSE:PNW).

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417